UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2007

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia 30540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Officer

As previously reported by Appalachian Bancshares, Inc. (the “Company”) on its Form 8-K filed on October 15, 2007, Mr. Danny F. Dukes was appointed by the board of directors as Executive Vice President and Chief Financial Officer of the Company, effective October 15, 2007. Information regarding Mr. Dukes’ base salary, bonus, and stock options was included in the original Form 8-K, but information regarding his change in control agreement was inadvertently not included in the original Form 8-K. The Company, and the Company’s wholly-owned subsidiary, Appalachian Community Bank (the “Bank”) have entered into a change in control agreement (the “Agreement”) with Mr. Dukes, effective October 15, 2007. Mr. Dukes’ Agreement is in the form of the Change in Control Agreement for Named Executive Officers, included as Exhibit 10.1, and incorporated herein by reference, with the specific benefit provisions described herein.

Under the Agreement, a “Change in Control” (as defined in the Agreement) is deemed to occur if (i) any person acquires 25% or more of the outstanding securities of the Company or the Bank, (ii) any person acquires the ability to elect the majority of the directors of the Company or the Bank, (iii) any person acquires the ability to exercise a controlling influence over the management policies of the Company or the Bank, (iv) during any two consecutive years, the “Continuing Directors” (as defined in the Agreement) cease to constitute two-thirds of the board of directors of the Company or the Bank, (v) the consummation of a merger or statutory share exchange of the Company or the Bank, or (vi) the shareholders approve either a plan of liquidation of the Company or the Bank, or an agreement for the sale of substantially all the Company’s assets.

Pursuant to the Agreement, upon the termination of Mr. Dukes’ employment, within 12 months following a Change in Control, or within six months prior to a Change in Control, either by the Company “Without Cause” (as defined in the Agreement) or by Mr. Dukes for “Good Reason” (as defined in the Agreement), Mr. Dukes would be entitled to receive the “Severance Payments” (as defined in the Agreement), which include (i) a lump-sum payment equal to the higher of (a) one times his annual salary plus his annual bonus or (b) one times the three-year average of his annual salary and annual bonus, (ii) a lump-sum payment of any bonus earned but not paid for the fiscal year prior to the termination, (iii) the right to elect that the Company repurchase all his “Options” (as defined in the Agreement), and, (iv) for a period of 12 months, the provision by the Company of life, disability, accident and health insurance benefits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Change in Control Agreement for Named Executive Officers (included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Tracy R. Newton
Tracy R. Newton President and Chief Executive Officer

Dated: October 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control Agreement for Named Executive Officers (included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and incorporated herein by reference).